Exhibit 99.1

Hoth Therapeutics Announces a 1:25 Reverse Stock Split Effective Pre-Market Opening on October 26, 2022

NEW YORK, NY October 24, 2022 /PR Newswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a patient-focused biopharmaceutical company, announced today that it will effect a 1-for-25 reverse split of its issued and outstanding and authorized common stock effective as of 12:01 a.m. Eastern Time on October 26, 2022. Commencing with the opening of trading on The Nasdaq Capital Market on October 26, 2022, the company’s common stock will trade on a post-split basis under the same trading symbol, “HOTH”.

As a result of the reverse stock split, the CUSIP number for the company’s common stock will be 44148G 204. As a result of the reverse stock split, every 25 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the company will have approximately 1,288,468 shares of common stock issued and outstanding. In addition, a proportionate adjustment will be made to the company’s authorized shares of common stock such that the company shall have 3,000,000 shares of authorized common stock after the effective time of the reverse stock split.

The reverse stock split is primarily intended to bring the company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing; however, no assurance can be given that such reverse stock split will enable the company to regain compliance with the Nasdaq minimum bid price requirement.

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to developing innovative, impactful, and ground-breaking treatments with a goal to improve patient quality of life. We are a catalyst in early-stage pharmaceutical research and development, elevating drugs from the bench to pre-clinical and clinical testing. Utilizing a patient-centric approach, we collaborate and partner with a team of scientists, clinicians, and key opinion leaders to seek out and investigate therapeutics that hold immense potential to create breakthroughs and diversify treatment options. To learn more, please visit https://hoththerapeutics.com.

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth’s current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions. These statements concern statements regarding compliance with the minimum bid price requirement and other applicable Nasdaq continued listing standards and the effect of the reverse stock split, including the estimated number of shares of common stock outstanding after effecting the reverse stock split; Hoth’s business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates Hoth may develop, and the labeling under any approval Hoth may obtain; the timing and costs of clinical trials, the timing and costs of other expenses; market acceptance of Hoth’s products; the ultimate impact of the Coronavirus pandemic, or any other health epidemic, on Hoth’s business, its clinical trials, its research programs, healthcare systems or the global economy as a whole; Hoth’s intellectual property; Hoth’s reliance on third party organizations; Hoth’s competitive position; Hoth’s industry environment; Hoth’s anticipated financial and operating results, including anticipated sources of revenues; Hoth’s assumptions regarding the size of the available market, benefits of Hoth’s products, product pricing, timing of product launches; management’s expectation with respect to future acquisitions; statements regarding Hoth’s goals, intentions, plans and expectations, including the introduction of new products and markets; and Hoth’s cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although Hoth believes that the expectations reflected in the forward-looking statements are reasonable, Hoth cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Hoth’s most recent Annual Report on Form 10-K and Hoth’s other filings made with the U.S. Securities and Exchange Commission. All such statements speak only as of the date of this press release. Consequently, forward-looking statements should be regarded solely as Hoth’s current plans, estimates, and beliefs. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact:

LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791